Progressive Investment Management, Inc.
                          579 Pleasant Street, Suite 4
                                Paxton, MA 01612
                                 (508) 831-1171


                                  January 5, 2000

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

      RE:  Progressive Capital Accumulation Trust


Ladies and Gentlemen:

      We are filing herewith a definitive proxy statement for the above referenced Trust. The enclosed definitive proxy statement incorporates the comments provided by the staff to the undersigned with respect to the preliminary proxy statement filed with the Commission on December 15, 1999. Please direct any comments regarding the proxy material to the attention of the undersigned at the address and telephone number set forth above.



                          Very truly yours,


                          /s/ CHRISTOPHER  Y. WILLIAMS
                          Christopher Y. Williams
                          Vice President

Enclosures
cc:  Mr. David W.C. Putnam
     Mr. David Y. Williams
     Mr. Peter K. Blume, Esq.

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